Exhibit 99.1

Brownie’s Marine Group Announces Appearance of Nemo on Let’s Make a Deal

Pompano Beach, Florida, February 15th, 2021 — Brownies Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high pressure air and industrial compressors in the marine industry, announces today that the Nemo, it’s portable battery operated surface supplied air dive system, manufactured and sold by it’s wholly owned subsidiary, BLU3, Inc. appeared on 2 episodes of “Let’s Make a Deal”. Nemo was featured on episodes airing January 8, 2021 and February 4, 2021, and will be featured again on March 29, 2021.

Blake Carmichael, CEO of BLU3 states “We are proud of the progress that we have made with building the BLU3 brand with its first product, Nemo. Exposure with an outlet such as “Let’s make a Deal” will reach millions of households, and further solidify the BLU3 brand and it’s products in the marketplace. We look forward to increasing the BLU3 family of products with the introduction of our next gen product, Nomad, in 2021.”

“BLU3 continues the original vision of the company to change they way that people enjoy the diving experience.” Robert Carmichael, Chairman of BWMG continues “The products we offer through both Brownie’s Third Lung and now BLU3 with the Nemo and very shortly, the Nomad, represent a paradigm shift to our industry, virtually eliminating the necessity of tanks for shallow water dives up to 30 feet. The technology behind Nemo and Nomad is the culmination of nearly 5 years of engineering investment, that will bring significant value to the shareholders as these products roll out to the market.”

The Let’s Make a Deal Episodes can be seen on CBS All Access.

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2020 and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com